UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-456-4100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 24, 2010, Arbinet Corporation held its 2010 Annual Meeting of Stockholders.  All share numbers referenced in this Current Report on Form 8-K reflect the 1-for-4 reverse split of Arbinet Corporation’s common stock, par value $0.001 per share, which was effected on June 11, 2010.

The number of shares of common stock present in person or represented by proxy at the 2010 Annual Meeting of Stockholders of Arbinet Corporation was 4,818,157 shares, or 87.9%, of the shares of common stock issued and outstanding and eligible to vote as of May 5, 2010, the record date for the meeting.

At the meeting, the following actions were submitted to a vote of stockholders and yielded the following results.

(a)	The following Class III nominees were re-elected to serve until the 2013 Annual Meeting of Stockholders:

Name of Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes

Randall Kaplan	3,633,182	42,609	1,142,366

Shawn F. O’Donnell	3,633,182	42,609	1,142,366

(b)	The appointment of Friedman LLP as independent registered public accounting firm for 2010 was ratified with 4,804,678 votes cast for, 4,826 votes cast against, and 8,653 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbinet Corporation

By:	/s/ Christie A. Hill
Name:	Christie A. Hill
Title:	General Counsel and Secretary

Date:  June 29, 2010